UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2006

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 588-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2006, the Compensation Committee of the Board of Directors of SunTrust Banks, Inc. ("SunTrust" or the "Registrant") approved the base salaries of (i) the Registrant's chief executive officer and (ii) certain of the individuals expected to be named in the Registrant's proxy statement for its 2006 annual meeting of shareholders as its four highest paid executive officers other than the chief executive officer (together with the chief executive officer, the "Named Executive Officers") for the 12-month period beginning March 1, 2006. Also on February 13, 2006, the Compensation Committee approved incentive cash compensation awards to be paid to certain of the Named Executive Officers under the Registrant's 2005 Management Incentive Plan (the "MIP") for the year ended December 31, 2005. The following table shows the amounts of these base salaries and awards.

NAMED EXECUTIVE OFFICER	2006 BASE SALARY	2005 MIP AWARD

L. Phillip Humann	$1,000,000	$1,301,488.23
James M. Wells III	$800,000	$808,945.08
William R. Reed, Jr.	$593,280	$508,465.30
Mark A. Chancy	$450,000	$373,375.91
Timothy E. Sullivan	$450,110	$346,597.67

In addition, on February 13, 2006, the Compensation Committee approved grants of stock options, with a grant date of February 14, 2006, to the Named Executive Officers pursuant to the Registrant's 2004 Stock Option Plan and the form of Non-Qualified Stock Option Agreement previously filed with the Securities and Exchange Commission, as follows: L. Phillip Humann - 163,000 shares; James M. Wells III – 100,000 shares; William R. Reed, Jr. – 47,734 Mark A. Chancy – 45,000 shares; and Timothy E. Sullivan – 33,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)
Date: February 17, 2006	By:	/s/ Raymond Fortin
Raymond Fortin Corporate Executive Vice President and General Counsel